Exhibit 3.3
FIRST AMENDMENT
TO
CONTRIBUTION AND EXCHANGE AGREEMENT
     THIS FIRST AMENDMENT (“Amendment”) to that certain Contribution and Exchange Agreement dated August 30, 2010 (“Original Agreement”) is entered into as of April 11, 2011 by and among VOC Brazos Energy Partners, L.P., a Texas limited partnership (the “Company”), VOC Kansas Energy Partners, LLC, a Kansas limited liability company (“KEP”), VAP-III, LLC, a Kansas limited liability company (“VAP-III), Vess Texas Acquisition Group, LLC, a Texas limited liability company (“VTAG”), Vess Texas Partners, LLC, a Texas limited liability company (“VTP”) and those other Company Partners who are a party to the Original Agreement.
     WHEREAS, Section 2 of the Original Agreement sets forth an agreed upon formula for determining the number of Units in the Company to be issued to the Partners as the Effective Date; and
     WHEREAS, the Existing Partners and New Partners now agree as to the number of Units to be issued pursuant to the formula set forth in the Original Agreement; and
     WHEREAS, the Partners wish to set forth certain other amendments to the Original Agreement.
     NOW, THEREFORE, the parties hereto do agree as follows:
     Unless defined elsewhere in this Amendment, capitalized terms shall have the meaning set forth in the Original Agreement or VOC Brazos LP Agreement, as the case may be:
     1. Amendment of Section 1. Subsection 1(d) of the Original Agreement, mandating the issuance of Unit certificates reflecting the outstanding Partnership Interests of the Company as of the Effective Date, is hereby superseded in its entirety with the following new subsection 1(d):
     (d) At the General Partner’s election, consistent with the terms of the VOC Brazos LP Agreement, the Company may deliver to each such New Partner and each Existing Partner certificates representing Limited Partner and General Partner Units, as the case may be, reflecting their Partnership Interest as of the Effective Date, in genuine and unaltered form.
     2. Restatement of Section 2. Section 2 of the Original Agreement is hereby superseded in its entirety with the following new Section 2:
     2. Units to be Issued. At Closing but effective as of the Effective Date, the Company will issue and deliver new General Partner

Units to VTP, and new Limited Partner Units to VAP-III, VTAG and to each New Partner, in accordance with Schedule 1 attached to this Amendment. At Closing, and in accordance with Section 4.01(A) of the VOC Brazos LP Agreement, the attached Schedule 1 shall supersede, amend and replace Exhibit A of the VOC Brazos LP Agreement.
     3. Amendment of Certain Definitions in Section 12. The following definitions in Section 12 of the Original Agreement are hereby superseded in their entirety with the following definitions:
“Closing” means the occurrence of an IPO; provided, however, that if an IPO has not occurred prior to September 1, 2011, this Agreement shall terminate at 12:01 a.m. on September 1, 2011, as provided in Section 14, unless extended by written agreement of a Majority of the Parties. The Closing shall take place at the offices of the Company upon reasonable advance notice given by the Company to the parties.
“IPO” means the closing of the initial public offering registration filed by the Company and VOC Energy Trust, as co-registrants, with the Securities and Exchange Commission on Form S-1 (SEC File No. 333-171474).
     4. Amendment of Section 15. Section 15 of the Original Agreement is hereby superseded in its entirety with the following new Section 15:
15. Amendment; Termination. Neither this Agreement nor any provisions hereof shall be amended or modified except by an instrument in writing signed by a Majority of the Parties; provided, however, that no amendment or modification shall materially increase the out-of-pocket financial obligation of a party without the consent of that specific party. This Agreement shall terminate (a) at 12:01 a.m. on September 1, 2011, if an IPO has not occurred prior to such time, unless such date is extended as provided in accordance with this Agreement, or (b) upon the written consent of a Majority of the Parties, whichever first occurs.
     5. Ratification of Original Agreement. Except as amended herein, each of the parties does hereby ratify, confirm and restate their agreement to be bound by the terms of the Original Agreement.
     6. Successors and Assigns. Except as otherwise provided herein, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     7. Entire Agreement. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes in its entirety all prior agreements and understandings among the parties with respect thereto. The parties acknowledge and agree that they will make no claims at any time or place that this Amendment has been orally altered or modified in any respect whatsoever.
     8. Governing Law. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.
     9. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, including counterparts bearing a facsimile or PDF signature copy, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other. The parties hereto intend that a facsimile or PDF signature copy on this Amendment shall have the same force and effect as an original signature.
     10. Construction. The language used herein shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.
[Signature Pages Follow]

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

/s/ J. Michael Vess By J. Michael Vess

VOC Kansas Energy Partners, LLC

/s/ J. Michael Vess By J. Michael Vess, as Designated Representative
of Vess Holding Corporation, the Manager of VOC Kansas
Energy Partners, LLC

VOC Brazos Energy Partners, L.P.

/s/ J. Michael Vess By J. Michael Vess, the Designated Representative
of Vess Holding Corporation, Manager of Vess Texas
Partners, L.L.C., the General Partner of VOC Brazos
Energy Partners, L.P.

VAP-II, LLC

/s/ J. Michael Vess By J. Michael Vess, as Manager

VAP-III, LLC

/s/ J. Michael Vess By J. Michael Vess, as Designated Representative
of Vess Holding Corporation, Manager of
VAP-III, LLC

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

VAP-IV, LLC

/s/ J. Michael Vess By J. Michael Vess, as Designated Representative
of Vess Holding Corporation, Manager of
VAP-IV, LLC

Vess Texas Partners, L.L.C.	Vess Texas Acquisition Group, LLC

/s/ J. Michael Vess By J. Michael Vess, as Designated	/s/ J. Michael Vess By J. Michael Vess, as Manager
Representative of Vess Holding
Corporation, the Manager of Vess
Texas Partners, L.L.C.

Vess Exploration Company LLC	Vess Energy Corporation

/s/ J. M. Vess By J. M. Vess, as Manager	/s/ J. M. Vess By J. M. Vess, as President

Vess Energy Group, LLC	Vess Resources, LLC

/s/ J. M. Vess By J. M. Vess, as Managing Member	/s/ J. M. Vess By J. M. Vess, as Managing Member

Vesoco LLC	Vesoco Latex, LLC

/s/ J. M. Vess By J. M. Vess, as Manager	/s/ J. M. Vess By J. M. Vess, as Managing Member

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

Rhonda R. Vess Inc.	Vess Oil Company LLC

/s/ Rhonda R. Vess By Rhonda R. Vess, President	/s/ J. Michael Vess By J. Michael Vess, as Managing Member

Vess Texas, LLC

/s/ J. Michael Vess By J. Michael Vess, as Managing Member

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

/s/ Will G. Price III

By Will G. Price III

Price Properties, Inc.

/s/ Will G. Price III

By Will G. Price, III, as President

Price Production, Inc.

/s/ Kristin Utz Price

By Kristin Utz Price, as President

Price Energy Group, LP

/s/ Kristin Utz Price

By Kristin Utz Price, as Manager of Kristin,
LLC, the General Partner

WGP, LC

/s/ Kristin Utz Price

By Kristin Utz Price, as Manager

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

PEG, LC

/s/ Kristin Utz Price

By Kristin Utz Price, as Manager

TBIRD, LC

/s/ Kristin Utz Price

By Kristin Utz Price, as Manager

Spivey Acquisitions, LC

/s/ Kristin Utz Price

By Kristin Utz Price, as Manager

Price TX, LC

/s/ Kristin Utz Price

By Kristin Utz Price, as Manager

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

/s/ L.D. Davis

By L.D. Davis

Davis Energy, LLC

/s/ L.D. Davis

By L.D. Davis, as Manager

COUNTERPART SIGNATURE PAGE
FIRST AMENDMENT TO
CONTRIBUTION AND EXCHANGE AGREEMENT

/s/ C.J. Lett, III

By C.J. Lett, III

Bison Energy, LLC

/s/ C.J. Lett, III

By C.J. Lett III, Managing Member

Schedule 1
Revised Exhibit A
to
VOC Brazos Energy Partners, L.P. Agreement

Partner	General Partner Units	Limited Partner Units
Vess Texas Partners, LLC	8,250
Vess Texas Acquisition Group, LLC		171,095
VAP-III, LLC		233,218
Vess Exploration Co LLC		18,336
Vess Energy Corporation		58,889
Vess Energy Group, L.L.C.		3,055
Vess Resources, LLC		10,478
Vesoco, L.L.C.		20,744
Vesoco Latex LLC		12
Rhonda R. Vess Inc.		7,726
Vess Texas LLC		7,748
Vess Oil Company, L.L.C.		25,477
VAP-II, LLC		52,057
VAP-IV, LLC		29,035
L.D. Davis		95,168
Davis Energy, LLC		136,554
Will G. Price, III		0.0000
Price Properties, Inc.		6,995
Price Production, Inc.		13,747
Price Energy Group, LP		4,452
WGP, LC		17,932
PEG, LC		6,755
Tbird LC		12,548
Spivey Acquisitions, LC		3,465
Price TX LC		6,457
Bison Energy LLC		49,806

Total	8,250	991,750